CUSIP NO. 381370105	SCHEDULE 13D

Exhibit 99.1

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: June 6, 2016

ELLBAR PARTNERS MANAGEMENT, LLC

By:	/s/ STEPHEN J HEYMAN
Stephen J. Heyman

By:	/s/ JAMES F ADELSON
James F. Adelson, Manager

/s/ STEPHEN J HEYMAN
Stephen J. Heyman

/s/ JAMES F ADELSON
James F. Adelson